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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 26, 1998


                             STAGE II APPAREL CORP.
             (Exact name of registrant as specified in its charter)



           New York                 1-9502                13-3016967
 (State or other jurisdiction     (Commission          (I.R.S. employer
       of incorporation)         File Number)         identification no.)



          350 Fifth Avenue
         New York, New York                               10118
(Address of principal executive offices)                (Zip Code)


      Registrant's telephone number, including area code: (212) 564-5865

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Item 5. Other Events

      On December 8, 1997, Stage II Apparel Corp. (the "Company") entered into a purchase agreement (the "Purchase Agreement") with Shorebreak Group, Inc. and its shareholders providing, among other things, for the Company's acquisition of all the outstanding capital stock of Shorebreak in exchange for newly issued shares of the Company's common stock. Completion of the transactions contemplated by the Purchase Agreement was be subject to approval by the Company's shareholders and various other closing conditions.

      On February 26, 1998, the parties terminated the Purchase Agreement and entered into a Stock Purchase Agreement and related Management Agreement, effectively modifying the transactions contemplated by the Purchase Agreement. The Stock Purchase Agreement, the Management Agreement and a related press release are filed as exhibits to this report and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

      (a) None

      (b) None

      (c) Exhibits.

       Exhibit
       Number   Exhibit
       -------  -------

        10.1 Stock Purchase Agreement dated as of February 26, 1998 among the Company, Jack Clark, Robert Plotkin, Steven R. Clark and Richard Siskind.

        10.2 Management Agreement dated as of February 26, 1998 between the Company and Richard Siskind.

        20.1    Press release dated March 2, 1998.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                STAGE II APPAREL CORP.


Date: March 2, 1998                             By:    /s/ Michael Hanrahan
                                                    ----------------------------
                                                         Michael Hanrahan,
                                                             Treasurer
                                                     (Duly Authorized Officer)